CSFB0404 - Price/Yield - 1A3

Balance	100,000,000	Delay	24	Formula	See Below*	WAC(1)	4	WAM(1)	357
Coupon	3.849	Dated	4/1/2004	NET(1)	4.071	WALA(1)	2
Settle	4/30/2004	First Payment	5/25/2004

* PAYS GROUP NET WAC LESS [0.2218%] THROUGH MONTH 33, THEN NET WAC LESS [0.2390]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.7643]% RUN TO EARLIEST OF BALLOON IN MONTH 33 AND 10% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

101-04	3.1798	3.1282	3.1058	3.0703	3.0453	3.0057	2.9334	2.8519	2.7603	2.6554
101-04+	3.1723	3.1200	3.0974	3.0615	3.0362	2.9961	2.9230	2.8406	2.7480	2.6419
101-05	3.1647	3.1119	3.0890	3.0527	3.0271	2.9866	2.9126	2.8293	2.7357	2.6284
101-05+	3.1572	3.1038	3.0806	3.0439	3.0180	2.9771	2.9023	2.8180	2.7233	2.6149
101-06	3.1497	3.0956	3.0722	3.0351	3.0090	2.9675	2.8919	2.8068	2.7110	2.6014
101-06+	3.1421	3.0875	3.0638	3.0263	2.9999	2.9580	2.8816	2.7955	2.6987	2.5879
101-07	3.1346	3.0794	3.0555	3.0175	2.9908	2.9485	2.8712	2.7842	2.6864	2.5744
101-07+	3.1271	3.0713	3.0471	3.0087	2.9817	2.9390	2.8609	2.7729	2.6741	2.5610
101-08	3.1195	3.0631	3.0387	3.0000	2.9727	2.9294	2.8505	2.7617	2.6618	2.5475
101-08+	3.1120	3.0550	3.0303	2.9912	2.9636	2.9199	2.8402	2.7504	2.6495	2.5340
101-09	3.1045	3.0469	3.0220	2.9824	2.9545	2.9104	2.8299	2.7392	2.6372	2.5205
101-09+	3.0970	3.0388	3.0136	2.9736	2.9455	2.9009	2.8195	2.7279	2.6249	2.5071
101-10	3.0895	3.0307	3.0052	2.9648	2.9364	2.8914	2.8092	2.7166	2.6126	2.4936
101-10+	3.0819	3.0226	2.9969	2.9561	2.9274	2.8819	2.7989	2.7054	2.6004	2.4801
101-11	3.0744	3.0145	2.9885	2.9473	2.9183	2.8724	2.7885	2.6942	2.5881	2.4667
101-11+	3.0669	3.0064	2.9801	2.9385	2.9092	2.8629	2.7782	2.6829	2.5758	2.4532
101-12	3.0594	2.9983	2.9718	2.9298	2.9002	2.8534	2.7679	2.6717	2.5635	2.4398

WAL	2.17	2.01	1.94	1.85	1.79	1.7	1.56	1.43	1.3	1.19
Principal Window	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07
Principal # Months	33	33	33	33	33	33	33	33	33	33

LIBOR_6MO	1.230	1.230	1.230	1.230	1.230	1.230	1.230	1.230	1.230	1.230
LIBOR_1YR	1.510	1.510	1.510	1.510	1.510	1.510	1.510	1.510	1.510	1.510
CMT_1YR	1.314	1.314	1.314	1.314	1.314	1.314	1.314	1.314	1.314	1.314

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

SALE - SUBJECT TO 5% VARIANCE